Exhibit 99(s)

Power of Attorney

          I, George W. Gowen, the undersigned Director of UBS Event & Equity Fund, L.L.C. (the “Fund”), hereby authorize each of Robert F. Aufenanger and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ George W. Gowen
        Name: George W. Gowen
        Title: Director

Dated as of July 3, 2007

Power of Attorney

          I, Meyer Feldberg, the undersigned Director of UBS Event & Equity Fund, L.L.C. (the “Fund”), hereby authorize each of Robert F. Aufenanger and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ Meyer Feldberg
        Name: Meyer Feldberg
        Title: Director

Dated as of July 5, 2007

Power of Attorney

          I, Stephen H. Penman, the undersigned Director of UBS Event & Equity Fund, L.L.C. (the “Fund”), hereby authorize each of Robert F. Aufenanger and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ Stephen H. Penman
        Name: Stephen H. Penman
        Title: Director

Dated as of July 13, 2007